SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report: April 1, 2003
                        (Date of earliest event reported)


                         USFREIGHTWAYS CORPORATION
              (Exact name of registrant as specified in its charter)


              Delaware                0-19791                  36-3790696
(State or other jurisdiction of  (Commission File No.)       (IRS Employer
incorporation or organization)                           Identification Number)

8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois         60631
(Address of principal executive offices)                       (Zip Code)

                              (773) 824-1000
            (Registrant's telephone number, including area code)

                                   N/A
              (Former name or former address, if changed since last report)

Item 5.           Other Events.

On April 1, 2003, USFreightways Corporation ("USF") announced that its Chairman, President and Chief Executive Officer, Samuel K. Skinner intends to retire.

Item 7.  Exhibits.

The following is filed as an exhibit to this report.

Exhibit  Description
Number

           99       News Release, dated April 1, 2003.




                               SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USFREIGHTWAYS CORPORATION

                                           By:      /s/ Richard C. Pagano
                                                        _________________
                                                        Richard C. Pagano
                                                  Senior Vice President, General
                                                  Counsel & Secretary

Date:    April 1, 2003


                                                                    EXHIBIT 99
FOR IMMEDIATE RELEASE


CONTACT: Sam Skinner
                  (773) 824-2307


                SKINNER TO RETIRE AS HEAD OF USFREIGHTWAYS

CHICAGO, April 1, 2003 - Sam Skinner today announced he plans to retire as Chairman, President, and Chief Executive Officer of USFreightways Corporation after three years at the helm of the $2.5 billion holding company.

Skinner, who turns 65 in June, said "I'm proud of the progress and achievements of US Freightways during the past three years. We recruited a new generation of company leadership, exited unprofitable businesses and introduced many new products. We also consolidated our logistics business, initiated a program to bring our information technology services up to 21st century standards, and stabilized our labor situation by negotiating a new 5-year agreement with the International Brotherhood of Teamsters."

"I'm proud, as well, that we consistently have ranked at or near the top of our category in Fortune magazine's annual list of most admired companies," Skinner said.

"With these accomplishments, and looking to the next level of growth, it is only fair to the company that we seek out a chief executive who can make the long-term commitment that will be necessary to ensure USFreightways' continued progress," Skinner said, adding that he now plans to explore different opportunities that previously he had been unable to pursue.

Skinner said the company would conduct a national search to find the best available candidate to replace him.

"I want to thank Sam for his dedication and many contributions he has made to the company over the past three years," said Neil Springer, chairman of the nominating and corporate governance committee of the USFreightways board of directors. Specifically, the improvements in the company's information technology and human resources capabilities will serve as a platform for the future growth of the company. We wish Sam all the best and hope he enjoys his retirement."

Before joining USFreightways, Skinner was President of the Commonwealth Edison Company and its holding company, Unicom Corporation, one of the nation's largest electric utilities. Prior to that he served as Chief of Staff to President George H.W. Bush after working three year's in the president's cabinet as Secretary of Transportation, where he was credited with numerous successes including the development and passage of landmark legislation in aviation and surface transportation.

USFreightways Corporation (NASDAQ: USFC) provides a full range of supply chain management services, offering high-value transportation solutions across North America through a network of independently operated companies that compete collectively. USF's five regional trucking companies - USF Bestway, USF Dugan, USF Holland, USF Red Star, and USF Reddaway provide industry-leading next-day, regional (USF PremierSM) and national (USF PremierPlusSM) less-than-truckload services. USF Glen Moore is one of the fastest growing providers of premium regional and national truckload services. USF Logistics Services is a full-service provider of transportation management, contract warehousing, dedicated fleet, cross docking, domestic ocean services and reverse logistics. USF Technology Services is a provider of information integration and support services to USF and its customers, including USF Net web-based services. For more information, visit www.usfc.com.